Exhibit 3.3

CERTIFICATE OF FORMATION

OF

LAREDO PETROLEUM, LLC

This Certificate of Formation, dated May 17, 2007, has been duly executed and is filed pursuant to Sections 18-201 and 18-204 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company (the “Company”) under the Act.

1.                                       Name.  The name of the Company is:

Laredo Petroleum, LLC

2.             Registered Office; Registered Agent.  The address of the registered office required to be maintained by Section 18-104 of the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801.

The name and the address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the date first written above.

By:	/s/ Adam Larson
Name:	Adam Larson
Title:	Authorized Person

[Signature Page to Certificate of Formation of Laredo Petroleum, LLC]